Exhibit 10 (b)

                           CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (the "Agreement") is made as of the 1st day of January, 2004, between OLD NATIONAL BANCORP, an Indiana corporation and registered financial holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), and ______________ of the Company (the "Executive").

                                   WITNESSETH:

WHEREAS, the Company desires to assure continuity of its management, to enable its executives to devote their full attention to management responsibilities and, when faced with a possible Change in Control (as hereinafter defined), to help the Board of Directors of the Company assess options and advise as to the best interest of the Company and its shareholders without being influenced by the uncertainties of their own situations, and to demonstrate to executives the interests of the Company in their well-being and fair treatment in the event of a Change in Control;

WHEREAS, to that end, the Company desires to assure Executive that he will receive certain benefits in the case of the Executive's termination or a significant change in the terms of the Executive's employment as a result of a Change in Control; and

WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company agree as follows:


Section 1.        Term
----------        ----

The term of this Agreement shall begin on January 1, 2004, and shall continue until terminated as hereinafter provided.

Section 2.        Benefits Upon a Change in Control
----------        ---------------------------------

(a)  The Company shall provide the Executive with the benefits set forth in
     Section 2(c) hereof upon any termination of the Executive's employment by the Company during the two (2) year period following the first Change in Control which occurs during the term of this Agreement for any reason except the following:

     (i) Termination of the Executive for Cause (as hereinafter defined) by the Company. For purposes of the Agreement, "Cause" shall be defined as
          (A) action by the Executive involving willful misconduct or gross negligence materially injurious to the Company, (B) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company, (C) conviction of the Executive of the commission of any criminal offense involving dishonesty or breach of trust, (D) any


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          material violation of any portions of the Company's Code of Ethics which continues after written notice to the Executive that the continuation of such conduct will result in the termination of the Executive's employment with the Company for Cause, or (E) any intentional breach by the Executive of a material term, condition or covenant of this Agreement. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Executive a copy of a notice of termination from the Company accompanied by a resolution duly adopted by a majority of the Directors then in office, finding that in the good faith opinion of the Directors, the termination of the Executive's employment is for Cause, specifying the particulars thereof in detail, and granting an opportunity, following a reasonable period of time, for the Executive, together with the Executive's counsel, to be heard before the Board of Directors;

     (ii) Disability of the Executive, as determined under the policies and procedures of the Company as in effect immediately prior to the Change in Control. Termination pursuant to this Section 2(a)(ii) shall not affect any rights which the Executive may have under any disability policy or program of the Company;


    (iii) Voluntary retirement of the Executive in accordance with policies and procedures of the Company in effect immediately prior to the Change in Control; or

     (iv) Death of the Executive.


(b) Except in connection with the termination of the Executive's employment for reasons set forth in Section 2(a)(i)-(iv) hereof, the Company shall also provide the Executive with the benefits set forth in Section 2(c) hereof if a Change in Control occurs during the term of this Agreement and the Executive terminates the Executive's employment during the two (2) year period following the Change in Control after the happening of one or more of the following events:

     (i) Without the express written consent of the Executive, the assignment of the Executive to any duties materially inconsistent with the Executive's positions, duties, responsibilities (including reporting responsibilities), title, or status with the Company immediately prior to the Change in Control or a substantial reduction of the Executive's duties or responsibilities, or any removal of the Executive from, or any failure to reelect the Executive to, any positions held by the Executive prior to the Change in Control;

     (ii) A reduction by the Company in the compensation or benefits of the Executive in effect immediately prior to the Change in Control, or any failure to include the Executive in any incentive, bonus or other employee welfare or benefit plans as may be offered by the Company from time to time to other similarly situated executives of the Company;

    (iii) A requirement the Executive be based at any location other than within a fifty (50) mile radius of the location at which the Executive


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          was based immediately prior to the Change in Control, except for required travel pertaining to the Company's business in accordance with the Company's management practices in effect prior to a Change in Control or with the prior written consent of the Executive;

     (iv) Any purported termination of the Executive's employment for Cause as defined in Section 2(a)(i) hereof or for disability without grounds;

     (v) Any failure of the Company to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in Section 7(b) hereof; or

     (vi) Any material breach by the Company of any of the provisions of this Agreement or any other material written agreement between the Company and the Executive or any failure by the Company to carry out any of its obligations hereunder or thereunder.

(c) Subject to Sections 2(a) and 2(b) hereof, within thirty (30) days of the date of termination under Section 2(a) or 2(b) hereof, the Company shall pay to the Executive the amounts provided in subsections (i) and (ii) below, less any withholding therefrom under applicable federal, state, or local income tax, other tax, or social security laws or similar statutes.

     (i) A lump sum single payment in cash or cash equivalent funds in an amount equal to the aggregate of the following:

          (A) The Executive's base salary, at the then-effective annual rate, through the last day of employment of the Executive, to the extent not theretofore paid, plus any amounts due to the Executive under any insurance, health, retirement, profit sharing, or other employee welfare or benefit plan or the accrued vacation program of the Company due to the Executive through the last day of employment of the Executive; plus

          (B) a lump sum single cash payment equal to 2.999 times (2 times for Daryl D. Moore) the Base Amount (as defined in Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

     (ii) To the extent that any payment made to the Executive pursuant to
          Section 2(a) or 2(b) hereof constitutes an "excess parachute payment," as such term is defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, or the Executive becomes subject to any excise tax as a result of the acceleration of unvested stock options, the Company shall pay to the Executive a lump sum single payment in cash or cash equivalent funds in an amount equal to (x) the aggregate dollar amount of excise taxes and any surtax the Executive becomes obligated to pay on such "excess parachute payments", divided by (y) one (1) minus the sum of the maximum marginal federal income tax rate (for married individuals filing jointly) plus the maximum marginal state income tax rate plus the maximum marginal local income tax rate


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          plus the excise tax rate applicable for the year in which the
          Executive receives the payment provided under this Section 2(c)(ii), it being the intent of this Section, that if the Executive incurs any such excise tax or surtax with respect to the payments, such payments to him shall be grossed up in full for such excise tax and surtax, so that the amount he retains, after paying all applicable federal income, surtaxes and excise taxes due with respect to payments to him under this Section is the same as the amount he would have retained if
          Section 280G of the Code and any applicable surtax had not been applicable.

(d) "Change in Control" means the first occurrence of any of the following events:

     (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Act), other than the Company, a subsidiary, and any employee benefit plan of the Company or a subsidiary, of 25% or more of the combined voting power of the Corporation's then outstanding voting securities;

     (ii) the persons who were serving as the members of the Board of Directors immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Company (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors (or the board of directors of any successor to the Company) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Corporation pursuant to such offer, provided that any director elected to the Board of Directors, or nominated for election, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this clause (ii);

    (iii) consummation of a merger, reorganization or consolidation of the Company, as a result of which persons who were shareholders of the Company immediately prior to such merger, reorganization or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the merger, reorganization or consolidation, more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the merged, reorganized or consolidated company or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the company described in subclause (x);

     (iv) the shareholders of the Company approve a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power entitled to vote generally


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          in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x);and

     (v)  the shareholders of the Company approve a liquidation of the Company.

(e)  Any termination of the Executive's employment for the reasons set forth in
     Section 2(a) hereof (except for reason of the Executive's death) or by the Executive for the reasons set forth in Sections 2(b) hereof shall be communicated by written "Notice of Termination" to the other party, delivered in a manner provided in Section 6(k) hereof. Any "Notice of Termination" given by the Executive pursuant to Section 2(b) hereof, or given by the Company in connection with a termination as to which the Company believes it is not obligated to provide the Executive with the benefits set forth in Section 2(c) hereof, shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. "Date of Termination" for the purposes of this Agreement shall mean the date on which such "Notice of Termination" is given.

Section 3.        Payment of Certain Costs of the Executive
----------        -----------------------------------------

If a dispute arises regarding a termination of the Executive's employment subsequent to a Change in Control or the interpretation or enforcement of this Agreement and the Executive obtains a final judgment in favor of the Executive from a court of competent jurisdiction or the claim is settled by the Company prior to the rendering of a judgment by such a court, all legal fees and expenses incurred by the Executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing the claim will be paid by the Company, to the extent permitted by law.


Section 4.        Covenant of Confidentiality; Surrender of Records
---------         --------------------------------------------------

(a) The Executive shall keep confidential and not improperly divulge for the benefit of another party or use for the benefit of the Executive, the Company's confidential information including, but not limited to, business secrets relating to the Company's finances, operations, and customer lists. All of the Company's confidential information shall be the sole and exclusive property of the Company. The covenants on the part of the Executive contained in this Agreement are essential terms and conditions to the benefits to be received by the Executive in the event of a Change in Control, and shall be construed as independent of any other non-compete and non-solicitation agreement or employment agreement entered into between the Executive and the Company (each a "Prior Agreement"). This Agreement shall not terminate, modify, amend or otherwise change any Prior Agreement and such terms and conditions of any Prior Agreement shall remain in full force and effect.

(b)  Upon termination of the Executive's employment for any reason, the


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     Executive shall immediately surrender (or purge as it relates to electronic copies) to the Company all Company records, notes, documents, forms, manuals, or other written or printed material (including material in electronic format), and all copies thereof, in the possession or control of the Executive, which pertains to the business of the Company and which would not be available publicly. The Executive agrees that all of the foregoing shall be and remain the sole and exclusive property of the Company.


Section 5.        Termination
----------        -----------

This Agreement shall automatically terminate without notice to the Executive upon the termination of the Executive's employment with the Company for any reason prior to any Change in Control. This Agreement shall not create or constitute an agreement, contract, understanding, commitment or arrangement for the employment of the Executive by the Company. Accordingly, the Company understands, acknowledges and agrees that the Executive has the right to terminate the Executive's employment with the Company at any time for any reason. Likewise, the Executive understands, acknowledges and agrees that the Company has the right to terminate the Executive's employment with the Company at any time for any reason. If the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or
(ii) otherwise occurred in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement, the Executive shall be deemed to have been terminated by the Company following a Change in Control and shall be entitled to the benefits set forth in Section 2(c) hereof.


Section 6.        Miscellaneous
----------        -------------

(a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other party. Upon the Executive's death, this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, representatives, heirs, distributees, devisees, and legatees and all amounts payable hereunder shall be paid to such persons or the estate of the Executive. Because this Agreement is personal in nature, the Executive's right to receive compensation and benefits hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest, or otherwise and, in the event of any attempted assignment or transfer contrary to this subsection, the Company shall have no liability to pay any amounts so attempted to be assigned or transferred.

(b) Waiver; Amendment. No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the Company and the Executive. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. Except


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     as expressly provided otherwise herein, this Agreement may be amended, modified, or supplemented only by a written agreement executed by the Company and the Executive.

(c) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.

(d) Severability. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope, or otherwise, the parties intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(f) Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to the choice of law principles or rules thereof. The parties hereto irrevocably consent to the jurisdiction and venue of the state court for the State of Indiana located in Evansville, Indiana, or the Federal District Court for the Southern District of Indiana, Evansville Division, located in Vanderburgh County, Indiana, and agree that all actions, proceedings, litigation, disputes, or claims relating to or arising out of this Agreement shall be brought and tried only in such courts. EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO BRING A CAUSE OF ACTION IN ANY COURT OR IN ANY PROCEEDING INVOLVING A JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

(g) Entire Agreement. This Agreement constitutes the entire and sole agreement between the Company and the Executive or any other party or parties with respect to the Executive's employment following a Change in Control, and there are no other agreements or understanding either written or oral with respect thereto.

(h) Construction. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All reference to the masculine, feminine, or neuter genders shall include any other gender, as the context requires.


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(i)  Review and Consultation. The Company and the Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with such attorneys, accountants, and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE COMPANY AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL, OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM SUCH COUNSEL.

(j) Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, share exchange, combination, or otherwise) to all or substantially all of the business, assets, or voting securities of the Company, by written agreement in form and in substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and extent, and upon the same terms and conditions, that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with the Company pursuant to Section 2(b)(v) hereof. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets, or voting securities as aforesaid. The Company as referred to in this Agreement shall also be deemed to include the affiliates of the Company which employ the Executive.

(k) Notices. For purposes of this Agreement, notices, and all other communications provided for herein shall be in writing and shall be deemed to have been given (i) if hand delivered, upon delivery to the party, or
     (ii) if mailed, two (2) days following deposit of the notice or communication with the United States Postal Service by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


           If to the Executive:



           If to the Company:             Old National Bancorp
                                          Attn: General Counsel
                                          P. O. Box 718
                                          Evansville, Indiana 47705

or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

IN WITNESS WHEREOF, the parties hereto have entered into, executed, and delivered this Agreement as of the day and year first above written.


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EXECUTIVE

_______________________________


OLD NATIONAL BANCORP

By:____________________________